Exhibit 10.9

To: Beijing Champion Hi-Tech Co., Ltd.

Date: February 13, 2008

I refer to the Technical Support and Consulting Services Agreement (the “Agreement”) entered into by and between us as of the date of May 1, 2004. According to Article 8 of the Agreement, I, Beijing Champion Distance Education Technology Co., Ltd., will provide you financial support at your request (the “Request”) in the manners as permitted by law.

I hereby further undertake irrevocably that:

I shall provide financial support to you in any case of loss regardless of the Request made or not.

Yours Faithfully,

Beijing Champion Distance Education Technology Co., Ltd.

Name:
Title: